OPERATING AGREEMENT

OPERATING AGREEMENT

This Operating Agreement (hereinafter referred to as the “Agreement”) is entered into among the following parties in Beijing as of January 21, 2012:

Party A: Science&Technology World Website Trade (Dalian) Co., Limited

Address: _ Room 309-1,_No. 2B-44 ,Haitian Road, Bonded Zone, Dalian, China

Party B: Dalian TianYi Culture Development Co., Limited

Address: Room205\206-1, Building A, No.1, Torch Road, Hi-tech Zone, Dalian, China

Party C: Jiang Wei

ID No.: 210222195704021733

Party D: Peng Huian

ID No.: 210202195501291711

Party E: He Zhongmin

ID No.: 211222195106131212

Party F: Wang Lijuan

ID No.: 210281196605226842

Party G: Gao Guifen

ID No.: 211222195110151240

Party H: He Dan

ID No.: 211282197702190425

Party I: He Yang

ID No.: 211282197908070429

Party J: An Huilian

ID No.: 110104620818204

Party K: Wang Ying

ID No.: 210202195310070027

OPERATING AGREEMENT

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the People’s Republic of China (the “PRC”) law, which has the technology, expertise, practical experience and professional technicians to provide consulting services in the field of【International trade, entreport trade ( not include distribution for imports ), Products exhibition; network technology development, computer hardware and software development; science and technology information consulting for enterprises and technology consulting; marketing planning, corporate image planning services; computer graphic design***】etc.

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC law;

3.	Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K are shareholders of Party B, who collectively own 100% of the equity interests of Party B;

4.	Party A has established a business relationship with Party B by entering into the “Exclusive Technical Consulting Service Agreement” (the “Service Agreement”);

5.	Pursuant to the Service Agreement, Party B shall pay Party A certain fees as set forth in the Service Agreement and the daily operations of Party B will have a material effect on its ability to pay the stipulated fee to Party A;

6.	The Parties desire to enter into this Agreement to provide for Party A’s guarantee of expenses and losses of Party B and clarify matters in connection with Party B’s operation.

NOW THEREFORE, all parties of this Agreement hereby agree to the following through mutual negotiations:

1.	Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, to serve as guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as the counter-guarantee, to pledge the receivable account in its operation and the whole assets of its company to Party A. According to the aforesaid guarantee arrangement, Party A wishes to enter into written guarantee contracts with Party B’s counter-parties thereof to assume the guarantee liability as the guarantor when needed; therefore, Party B, Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K shall take all necessary actions (including but not limited to executing relevant documents and transacting relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

OPERATING AGREEMENT

2.	In consideration of the requirement of Article 1 herein and assuring the performance of the various operation agreements between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with its shareholders, Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K, hereby jointly agree that Party B shall not conduct any transaction which may materially affect its assets, obligations, rights or operation (excluding business contracts entered into in the ordinary course of Party B’s regular operations and the lien obtained by relevant counter parties due to such agreements) unless Party A provides its prior written consent. Such transactions shall include, but not be limited to, the following matters:

2.1	borrowing money from any third party or assuming any debt;

2.2	selling to or acquiring from any third party any asset or right, including but not limited to any intellectual property right and land use right;

2.3	providing any real guarantee for any third party with its assets or intellectual property rights; or

2.4	assigning to any third party its business agreements.

3.	Party A is entitled to have priority in receiving payment or proceeds from the auction or sale of all or part of Party B’s assets and rights (including but not limited to any intellectual property right and land use right) in accordance with applicable law until the consulting fees and all other payables under the Service Agreement are repaid. And Party A is entitled to have priority in obtaining Party B’s assets and rights (including but not limited to any intellectual property right and land use right) in case Party B goes bankrupt.

4.	In order to ensure the performance of the various operation agreements between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with its shareholders Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K hereby jointly agree to accept, from time to time, the corporate policy advice and guidance provided by Party A in connection with company’s daily operations and financial management and the recruitment, retention and dismissal of the company’s employees.

5.	Party B together with its shareholders Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K hereby jointly agree that Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K shall cooperate to appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s General Manager, Chief Financial Officer, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint such other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, General Manager, Chief Financial Officer, and other senior officers pursuant to applicable law.

OPERATING AGREEMENT

6.	Party B together with its shareholders Party C, Party D, Party E, Party F, Party G, Party H, Party I, Party J and Party K hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such a guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from another third party.

7.	In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

8.	Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

9.	If any clause hereof is judged as invalid or unenforceable according to relevant laws, such clause shall be deemed invalid only within the applicable area of the Law and shall not affect the validity or enforceability of any other clause in this Agreement in any way.

10.	Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement as it needs and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

11.	All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent from other parties except under the following conditions: (a) such documents are known or shall be known by the public (other than when the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of a stock exchange with jurisdiction; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement, provided such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive the termination of, amendment of, cancellation of or the inability to perform any other clause in this Agreement.

12.	This Agreement shall be governed by and construed in accordance with PRC law.

13.	The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In the event that no settlement can be reached through consultation, each party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules of CIETAC. The arbitration proceedings shall take place in Beijing and shall be conducted in Chinese. The arbitration award shall be final and conclusive and binding upon all the parties.

OPERATING AGREEMENT

14.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and shall become effective concurrently.

15.	The parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein.

16.	The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended at Party A’s written request prior to the expiration of this Agreement for an additional term of ten (10) years each. During the aforesaid term, if Party A or Party B terminates at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

17.	This Agreement shall be terminated on the expiring date unless it is renewed in accordance with the relevant provision herein. During the term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

18.	This Agreement may be signed in one or more original or facsimile copies.

IN WITNESS THEREOF each party hereto has caused this Agreement to be duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

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OPERATING AGREEMENT

[Signature Page]

Party A: Science&Technology World Website Trade (Dalian) Co., Limited

Authorized Representative: Jiang Wei

Seal: Science&Technology World Website Trade (Dalian) Co., Limited

Party B: Dalian TianYi Culture Development Co., Limited

Authorized Representative: Jiang Wei

Seal: Dalian TianYi Culture Development Co., Limited

Party C: Jiang Wei

Signature: Jiang Wei

Party D: Peng Huian

Signature: Peng Huian

Party E: He Zhongmin

Signature: He Zhongmin

Party F: Wang Lijuan

Signature: Wang Lijuan

OPERATING AGREEMENT

Party G: Gao Guifen

Signature: Gao Guifen

Party H: He Dan

Signature: He Dan

Party I: He Yang

Signature: He Yang

Party J: An Huilian

Signature: An Huilian

Party K: Wang Ying

Signature: Wang Ying

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